Exhibit 5.1

                            Michael G. Zybala
                             Attorney at Law
                      10940 Wilshire Blvd., Suite 2150
                          Los Angeles, CA 90024
                            (310) 466-7961
                           FAX (310) 889-2525

                              June 15, 2010


The InterGroup Corporation
10940 Wilshire Blvd., Suite 2150
Los Angeles, CA 90024

RE: The InterGroup Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

    As Assistant Secretary and corporate counsel for The InterGroup Corporation, a Delaware corporation (the "Company"), I am issuing this opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an aggregate of 400,000 shares (the "400,000 Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), of which 200,000 shares may be issued pursuant to The InterGroup Corporation 2010 Omnibus Employee Incentive Plan and 200,000 shares of Common Stock that may be issued under The InterGroup Corporation 2008 Restricted Stock Unit Plan (collectively the "Plans"). In addition, pursuant to Rule 416(c)under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of additional shares of Common Stock to be offered or sold pursuant to the Plans by reason of any stock dividend, stock split, recapitalization or other similar transactions as required by the Plans.

    In this connection, I have examined the Company's Certificate of Incorporation, as amended, and Bylaws, the Plans and such other documents and corporate records relating to the Company and the issuance of the 400,000 Shares as I have deemed appropriate. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to me as conformed, photostatic or other copies. As to matters of fact that I have not independently established or verified, I have relied upon representations of other officers of the Company.

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The InterGroup Corporation
June 15, 2010
Page Two

      My opinions herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States. I express no opinion whatsoever with respect to the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state and can assume no responsibility for the applicability or effect of any such laws.

    Based upon the foregoing, and in reliance thereon, I am of the opinion that the 400,00 Shares issuable under the Plans are duly authorized and, when issued and sold in accordance with the terms of the Plans and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

    I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                  Very truly yours,

                                                  /s/ Michael G. Zybala
                                                  ---------------------
                                                  Michael G. Zybala